Exhibit 23-1

Independent Auditors' Consent

We consent to the incorporation by reference in this Registration Statement of Public Service Electric and Gas Company and subsidiaries (the "Company") on Form S-3 of our report dated February 16, 2001, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in both of the Prospectuses which are part of this Registration Statement.

DELOITTE & TOUCHE  LLP
Parsippany, NJ

December 27, 2001